Exhibit 10.2

AMENDMENT NO. 5

Dated as of May 17, 2006

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AND SERVICING AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

Dated as of August 30, 2002

THIS AMENDMENT NO. 5 (this “Amendment”) is entered into as of May 17, 2006, by and among SYNNEX CORPORATION (f/k/a SYNNEX Information Technologies, Inc.), a Delaware corporation (“Synnex” or the “Originator”), SIT FUNDING CORPORATION, a Delaware corporation (“SFC”), MANHATTAN ASSET FUNDING COMPANY LLC (“Manhattan Asset Funding”), as a Conduit Purchaser, SUMITOMO MITSUI BANKING CORPORATION (“Sumitomo”), as a Committed Purchaser, SMBC SECURITIES, INC. (“SMBC”), as a Purchaser Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), in its capacities as a committed purchaser and as administrative agent (in such capacity, the “Administrative Agent”) under the Receivables Purchase and Servicing Agreement referred to below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in Annex X to the Receivables Purchase and Servicing Agreement.

RECITALS:

WHEREAS, the Originator and SFC are parties to that certain Amended and Restated Receivables Transfer Agreement, dated as of August 30, 2002 (as amended by that certain Amendment No. 1, dated June 30, 2003, that certain Amendment No. 2, dated December 30, 2003, that certain Amendment No. 3, dated December 13, 2004, and that certain Amendment No. 4, dated September 16, 2005, the “Receivables Transfer Agreement”);

WHEREAS, SFC, as seller, Synnex, as servicer (the “Servicer”) and as Originator, the other Originators, GE Capital, as the Administrative Agent and as a Committed Purchaser, Manhattan Asset Funding as a Conduit Purchaser, Sumitomo as a Committed Purchaser and SMBC as a Purchaser Agent are parties to that certain Amended and Restated Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as amended by that certain Amendment No. 1, dated June 30, 2003, that certain Amendment No. 2, dated December 30, 2003, that certain Amendment No. 3, dated December 13, 2004, and that certain Amendment No. 4, dated September 16, 2005, the “Receivables Purchase and Servicing Agreement”);

WHEREAS, many of the defined terms used in the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement are set forth in Annex X attached thereto (“Annex X”);

WHEREAS, the Originator has advised GE Capital, Manhattan Asset Funding, Sumitomo and SMBC that the Originator has entered into certain agreements in connection with transactions conducted in Mexico, and that the Originator has not treated any rights with respect to such agreements as “Approved Receivables” or “Transferred Receivables”, and the Originator has requested that the Receivables Purchase and Servicing Agreement and the Receivables Transfer Agreement be retroactively amended to reflect that such rights are not “Approved Receivables” or “Transferred Receivables”;

WHEREAS, the parties hereto desire to amend the Receivables Purchase and Servicing Agreement and the Receivables Transfer Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator, SFC, Manhattan Asset Funding, Sumitomo, SMBC and GE Capital hereby agree as follows.

Section 1. Amendment to Annex X. As of the Effective Date (as hereafter defined), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, Annex X is hereby amended as follows:

1.1 The following new defined terms are hereby added in the proper alphabetical order:

“Lanix Consortium” shall have the meaning assigned to it in the definition of “Mexico Receivables”.

“Mexico Receivables” shall mean Receivables arising out of any of the following: (a) the Accounts Receivable Assignment Agreement dated as of February 28, 2006, among Corporativo Lanix, S.A. de C.V., Alef Soluciones Integrales, S.A. de C.V. and Accesorios y Suministros Informáticos, S.A. de C.V. (collectively, the “Lanix Consortium”), as assignors, Synnex Mexico and the Originator, as assignee, as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time, (b) the Accounts Receivable Assignment Agreement dated as of December 5, 2005, among the Lanix Consortium, as assignors, Synnex Mexico and the Originator, as assignee, as the same may be amended, extended, replaced, restated supplemented or otherwise modified from time to time, (c) the Multiannual Services Agreement (Contrato Multianual de Prestación de Servicios) number 62.PE.2005-2010, dated October 31, 2005, between the Lanix Consortium, as services providers, and the Ministry of Education (Secretaría de Educación Pública), a Ministry of the Federal Public Administration of México (the “SEP”), as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time, and (d) the Multiannual Services Agreement (Contrato Multianual de Prestación de Servicios) number 67.PE.2005-2010, dated October 31, 2005, between the Lanix Consortium, as services providers, and SEP, as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time.

“SEP” shall have the meaning assigned to it in the definition of “Mexico Receivables”.

“Synnex Mexico” shall mean Synnex de Mexico S.A. de C.V., a Subsidiary of the Originator.

1.2 Section 6.01 of the Receivables Transfer Agreement is hereby amended by inserting after the words “shall not include” in line 1 of the proviso therein the words, “Mexico Receivables or”.

1.3 The following definitions contained in Annex X are hereby amended as follows:

(a) The definition of “Approved Receivable” is hereby deleted in its entirety and replaced with the following:

“Approved Receivable” shall mean, (a) all Receivables originated by an Originator, and (b) those Receivables originated by another Person and subsequently acquired by an Originator that have been approved in writing by the Administrative Agent and each Purchaser Agent, and Approved Receivable shall exclude all Mexico Receivables.

(b) The definition of “Unapproved Receivable” is hereby deleted in its entirety and replaced with the following:

“Unapproved Receivable” shall mean any (a) receivable (i) with respect to which the obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with the applicable Originator arises as a result of the acquisition by such Originator of another Person, or (ii) that was originated in accordance with standards established by another Person acquired by the applicable Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and each Purchaser Agent and then only for the period prior to any such approval or (b) Mexico Receivable.

Section 2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective with retroactive effect from October 31, 2005 (the “Effective Date”) when, and only when:

2.1 the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto; and

2.2 Each of the following conditions shall have been satisfied:

(a) that certain Amendment No. 9, dated as of the date hereof, to the Credit Facility, shall have become effective;

(b) each representation and warranty by SFC contained in the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement (as amended hereby) and in each other Related Document shall be true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates solely to an earlier date;

(c) no Incipient Termination Event or Termination Event hereunder or any “Event of Default” under (and as defined in) the Credit Facility (as in effect on the date hereof) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the date hereof; and

(d) as of the date hereof, there has been (i) since May 31, 2005, no material adverse change (x) in the business, financial or other condition or prospects of Synnex and its Subsidiaries, taken as a whole, (y) in the Transferred Receivables, taken as a whole, or (z) in the financial condition or prospects of SFC, (ii) no litigation commenced which could reasonably be expected to have a material adverse impact on Synnex and its Subsidiaries, taken as a whole, or which would challenge the transactions contemplated herein and in the Related Documents, and (iii) since May 31, 2005, no material increase in the liabilities (liquidated or contingent) of Synnex and its Subsidiaries, taken as a whole, or material decrease in the assets of Synnex and its Subsidiaries, taken as a whole.

Section 3. Representations and Warranties. Each of the Originator and SFC hereby represents and warrants that this Amendment and each of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

Section 4. Reference to and Effect on Related Documents.

4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the Effective Date, each reference to the Receivables Purchase and Servicing Agreement in any of the Related Documents shall mean and be a reference to the Receivables Purchase and Servicing Agreement as amended hereby.

4.2 Except as specifically set forth above, the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of SFC, Administrative Agent, Committed Purchasers, Conduit Purchaser or Purchaser Agent nor constitute a waiver of any provision of any of the Related Documents, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7. Entire Agreement. This Amendment, taken together with the Receivables Transfer Agreement, the Receivables Purchase and Servicing Agreement and all of the other Related Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

Section 9. No Course of Dealing. Administrative Agent, Committed Purchasers, Conduit Purchaser and Purchaser Agent have entered into this Amendment on the express understanding with SFC and the Originator that in entering into this Amendment, it is not establishing any course of dealing with SFC or the Originator. The rights of Administrative Agent, Committed Purchasers, Conduit Purchaser and Purchaser Agent to require strict performance with all the terms and conditions of the Receivables Transfer Agreement and the Receivables Purchase and Servicing Agreement as amended by this Amendment and the other Related Documents shall not in any way be impaired by the execution of this Amendment. None of the Administrative Agent, Committed Purchasers, Conduit Purchaser and Purchaser Agent (collectively, the “Purchaser Parties”) shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, each such Person may require the payment of fees in connection therewith.

Section 10. Waiver of Claims. In consideration for the execution by the Purchaser Parties of this Amendment, each of the Seller, SFC and the Originator hereby waives each and every claim, defense, demand, action and suit of any kind or nature whatsoever against the Purchaser Parties and each other Affected Party arising on or prior to the date hereof in connection with the Receivables Purchase and Servicing Agreement, any of the Related Documents and the transactions contemplated thereby.

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IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first above written.

SYNNEX CORPORATION (f/k/a SYNNEX Information Technologies, Inc.), as an Originator and the Servicer

By:	/s/ Dennis Polk
Name:	Dennis Polk
Title:	SVP Corporate Financing and Chief Financial Officer

SIT FUNDING CORPORATION

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	General Counsel and Corporate Secretary

Signature Page

to

Amendment No. 5

GENERAL ELECTRIC CAPITAL CORPORATION, as a Committed Purchaser and as Administrative Agent

By:	/s/ Eugene Seip
Name:	Eugene Seip
Title:	Duly Authorized Signatory

Signature Page

to

Amendment No. 5

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser

By:	MAF Receivables, Corp., its sole member

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:	/s/ Tomoaki Nakamura
Name:	Tomoaki Nakamura
Title:	Senior Vice President

SMBC SECURITIES, INC., as a Purchaser Agent

By:	/s/ Kenichi Morooka
Name:	Kenichi Morooka
Title:	President

Signature Page

to

Amendment No. 5